[LETTERHEAD OF K&L GATES LLP]

January 19, 2010

China Electric Motor, Inc.
Sunna Motor Industry Park
Jian’an, Fuyong Hi-Tech Park
Baoan District, Shenzhen, Guangdong, China

Re:	Registration Statement on Form S-1 (SEC File No. 333-162459)

Registration for Sale of (1) up to 5,312,500 Shares of Common Stock, Underwriters' Warrants and shares of Common Stock underlying Underwriters’ Warrants by the Company; and (2) Resale of 2,455,664 Shares of Common Stock by selling stockholders

Ladies and Gentlemen:

We have acted as counsel for China Electric Motor, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-1 (File No. 333-162459) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with registration for (A)(1) the public offering of up to 4,887,500 shares (the “IPO Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (2) warrants to be issued by the Company to the Underwriters of the IPO Shares (the "Underwriters' Warrants") upon the closing of the IPO and (3) 425,000 shares of Common Stock underlying the Underwriters' Warrants ("the Underwriters' Warrant Shares", and collectively with the IPO Shares and the Underwriters' Warrants, the "IPO Securities"), and (B) the resale of an aggregate of 2,455,664 shares (the “Resale Shares”) of the Company’s Common Stock which may be sold by the selling stockholders listed in the Resale Prospectus from time to time. As used in this opinion letter, the term “IPO Prospectus” refers to the Public Offering Prospectus as defined in the Registration Statement in the form first filed with the Commission following the Effective Time pursuant to Rule 424(b) of the rules and regulations under the Securities Act, the term “Resale Prospectus” refers to the Resale Prospectus as defined in the Registration Statement and included in the Registration Statement at the Effective Time and the term “Effective Time” means  the date and the time as of which the Registration Statement is declared effective by the Commission.  All references to numbers of shares of the Company’s Common Stock in this opinion letter have been adjusted to reflect a 1-for 1.53846153846154 reverse stock split that the Company intends to effect prior to the Effective Time (the “Reverse Stock Split”).

China Electric Motor, Inc.
January 19, 2010

The IPO Securities consist of the following:

(i)          4,250,000 shares of Common Stock to be sold by the Company in the public offering under the Registration Statement and IPO Prospectus;

(ii)         up to 637,500 shares of Common Stock issuable by the Company upon exercise of an over-allotment option of the underwriters named in the IPO Prospectus;

(iii)        the Underwriter's Warrants; and

(iv)        425,000 shares of Common Stock issuable by the Company upon exercise of the Underwriters' Warrants.

The Resale Shares consist of the following:

(v)         2,051,767 shares of Common Stock which were originally issued in a private placement that closed in a series of tranches (including 320,186 shares of Common Stock sold on May 6, 2009; 208,868 shares of Common Stock sold on June 19, 2009; 272,342 shares of Common Stock sold on July 17, 2009; 481,383 shares of Common Stock sold on September 4, 2009 and 768,988 shares of Common Stock sold on October 6, 2009) and which are included in the Registration Statement and Resale Prospectus;

(vi)        275,946 shares of Common Stock held by the Company’s stockholders who were stockholders immediately prior to a share exchange completed on May 6, 2009 (the “Share Exchange”) and which are included in the Registration Statement and Resale Prospectus; and

(vii)       127,951 shares of Common Stock issuable by the Company upon the exercise of the Company's warrants that were previously issued to the Company’s stockholders who were stockholders immediately prior to the Share Exchange and which are included in the Registration Statement and Resale Prospectus.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of this opinion, we have examined the Registration Statement, the Company’s Certificate of Incorporation and Bylaws, each as amended to date, and the corporate actions of the Company that provides for the issuance of the IPO Securities and Resale Shares and we have made such other investigation as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a Fact Certificate from an officer of the Company.

We have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have further assumed that the Company does not in the future issue so many shares of Common Stock that there are insufficient remaining authorized but unissued shares of Common Stock for the exercise of the warrants referred to in paragraphs (iii), (iv) and (vii) above.  We have also assumed that the Company effects the Reverse Stock Split prior to the Effective Time.  We have not verified any of those assumptions.

China Electric Motor, Inc.
January 19, 2010

Our opinions set forth below are limited to the Delaware General Corporation Law (the “DGCL”) and solely with respect to our opinion in the numbered paragraph 2 below, the law of the State of California.  We are not licensed to practice law in the State of Delaware. Our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.  The opinions set forth below are rendered as of the date of this letter.  We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

Based upon and subject to the foregoing, it is our opinion that:

1.          (a) 4,250,000 of the IPO Shares referred to in paragraph (i) above, and

(b) 637,500 of the IPO Shares referred to in paragraph (ii) above,

have been duly authorized and when issued and paid for as described in the Registration Statement and IPO Prospectus, will be, validly issued, fully paid and non-assessable.

2.           The Underwriters' Warrants have been duly authorized for issuance to the Underwriters upon the closing of the IPO, and upon payment (or delivery) of the consideration provided for therein, such Warrants will constitute valid and legally binding obligations of the Company.  The opinions in this paragraph 2 are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion with respect to provisions relating to severability or separability.

3.           425,000 shares of Common Stock referred to in paragraph (iv) above have been duly authorized and when issued and paid for in accordance with the terms and conditions of the Underwriters' Warrants and the IPO Prospectus will be validly issued, fully paid and non-assessable.

4.          (a) 2,051,767 of the Resale Shares referred to in paragraph (v) above, and

  (b) 275,946 of the Resale Shares referred to in paragraph (vi) above,

are duly authorized, validly issued, fully paid and non-assessable.

China Electric Motor, Inc.
January 19, 2010

5.           127,951 of the Resale Shares referred to in paragraph (vii) above have been duly authorized and when issued and paid for in accordance with the terms and conditions of the warrants applicable thereto will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the related IPO Prospectus and Resale Prospectus.  In giving our consent we do not thereby that we are experts with respect to any part of the Registration Statement, the IPO Prospectus or Resale Prospectus within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L GATES LLP